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                                                                      EXHIBIT 12

                             CONEXANT SYSTEMS, INC.

                      STATEMENT RE: COMPUTATION OF RATIOS
                       (unaudited, dollars in thousands)


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                                                THREE MONTHS ENDED
                                                DECEMBER 31, 1999
                                                ------------------
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RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
  Income before provision for income taxes            $74,045
  Add: Fixed charges, net of capitalized
   interest                                             4,550
                                                      -------
                                                      $78,595
                                                      =======

Fixed charges:
  Interest expense                                    $ 3,567
  Capitalized interest                                    624
  Interest portion of rental expense                      983
                                                      -------
                                                      $ 5,174
                                                      =======

Ratio of earnings to fixed charges                      15.2x
                                                      =======
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